Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB/A of Vyta Corp for the quarter ended December 31, 2007, I, Paul H. Metzinger, President, Chief Executive Officer and Principal Financial Officer of Vyta Corp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a)	such Quarterly Report on Form 10-QSB/A of Vyta Corp for the quarter ended December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)
the information contained in such Quarterly Report on Form 10-QSB/A of Vyta Corp for the quarter ended December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Vyta Corp.

/s/ Paul H. Metzinger
Paul H. Metzinger, President & CEO & Acting Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Date: May 7, 2008

A signed original of this written statement required by Section 906 has been provided to Vyta Corp and will be retained by Vyta Corp and furnished to the Securities and Exchange Commission or its staff upon request.